EXHIBIT 99.1



                                Presentation By
                           Double Eagle Petroleum Co.


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                                  DOUBLE EAGLE
                                Petroleum Company

                                   Nasdaq DBLE

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
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                                 DOUBLE EAGLE PETROLEUM COMPANY
                                              2001
        o    TOTAL ASSETS WILL APPROACH $10,000,000 WITH THE WARRANT EXERCISE

            [Graph with Total Asset growth since 1995 and 2001 projection appears here based on the following data points:


             1995         1996         1997         1998         1999         2000         2001
             ----         ----         ----         ----         ----         ----         ----
Assets   $2,235,220   $2,540,918   $3,795,511   $3,263,212   $4,358,172   $5,926,052   $9,555,730]


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                         DOUBLE EAGLE PETROLEUM COMPANY
                                      2001
                               o  OIL & GAS SALES

                                  o  YEAR 2000
                                   o  UP 102 %

                               o  2001 SIX MONTHS
                                   o  UP 99 %

      [Graph with sales growth since 1995 and 2001 projection appears here based on the following data points:


  1995       1996       1997       1998       1999        2000      2001 (Proj)
  ----       ----       ----       ----       ----        ----      -----------
$247,461   $417,114   $633,797   $680,734   $854,405   $1,724,497   $2,809,724]



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                         DOUBLE EAGLE PETROLEUM COMPANY
                                      2001
                         o  PRODUCTION VOLUME INCREASING

       [Graph with production since 1994 and 2001 projection appears here based on the following data points:

                              Production (BOE/day)

       1994     1995      1996      1997      1998      1999      2000      2001
       ----     ----      ----      ----      ----      ----      ----      ----
Oil    30       26        48        47        29        59        55        49
Gas    24       31        64        102       130       173       204       222]

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                         DOUBLE EAGLE PETROLEUM COMPANY
                                      2001
                     o QUARTERLY EARNINGS PER SHARE GROWING

            [Graph with quarterly earnings per share for 2000 and 1st and 2nd quarters 2001 appears here based on the following data points:


   2000 1st    2nd Qtr      3rd Qtr      4th Qtr       2001 1st       2nd Qtr
   --------    -------      -------      -------       --------       -------
      0           0       $0.014959    $0.016513     $0.038946      $0.024229]

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                         DOUBLE EAGLE PETROLEUM COMPANY
                                      2001

                            CAPITAL EXPENDITURES 2000

               [Graph with 2000 capital expenditures appears here
                     based on the following dollar amounts:


Producing Properties: $56,923   Leases: $143,908   Exploration: $139,441

Development: $1,831,519]

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                                 PROSPECT AREAS

              [Map of Wyoming showing prospect areas appears here]

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                               PINEDALE ANTICLINE

o    Interest in 8 Producers

o    2 Wells Completing

o    Mesa 7-16D Drilling

o    6 Staked Locations

o    Summer 2001 Drilling Program Should Be Very Active

                  [Map of Pinedale Anticline area appears here]

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                           MESA #2 PARTICIPATING AREA

                         [Map of Mesa area appears here]

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                               PINEDALE ANTICLINE

o    ECONOMICS
o    Well Costs $2,700,000 (Net $200,000)
o    Reserves 6 Bcf (Net .45 Bcf)
o    Payout   12 months
o Successful Development of the Mesa 2 Participating Area will more than double the Company's Proved Reserves

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                                 PROSPECT AREAS

              [Map of Wyoming with Company prospects appears here]

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                                    COW CREEK

o    Four New Drillsites Approved

o    Net Twelve Drillsites Proposed

o    Pedco Drilling to the East


                      [Map of Cow Creek area appears here]

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                                    COW CREEK

o    ECONOMICS
o    Project Costs $2,500,000
o    Reserves       3.125 Bcf
o    Payout        12 months
o    Potential for 500 net additional wells ( 125 Bcf )

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                                 DRUNKARDS WASH

 [Graph of production data for River Gas 35-1-9 Utah Federal well appears here]


Figure 17. Production data for River Gas 35-1-9 Utah Federal (Sec. 35, T14S,
R9E), showing negative decline and decreasing water production typical for many good producers in Drunkards Wash unit. Data modified from Lamarre and Burns
(1997).

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                                 PROSPECT AREAS


              [Map of Wyoming with Company prospects appears here]

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                                     MADDEN

                                     MADISON


 [Map of Madden area of Wind River Basin showing Company interests appears here with the following legend:

                                  November 2000
                              Producing: 123 MMcfpd
                                 Reserves: 2 Tcf
                           Double Eagle Net: 0 MMcfpd]

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                                     MADDEN


    [Map showing location of proposed Fort Union Riah 3-24 well appears here]


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                                     MADDEN

o    ECONOMICS
o    Well Costs                 6,000 foot          $500,000 (Net $181,500)
o    Payout 10 months
o    Reserves per Well          1 Bcf ? ( Net .363 Bcf)

o    Potential                  Fifteen wells, 5.4 Bcf Net


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                                 PROSPECT AREAS

          [Map of Wyoming and Utah with Company prospects appears here]

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                                CHRISTMAS MEADOWS


                [Map of Christmas Meadows, Utah area appears here showing ownership of pooled area with the following legend:


                            OWNERSHIP OF POOLED AREA
                            ------------------------

Owner                 Net Acres Leased      % Of All Lands       % Of All Leases
-----                 ----------------      --------------       ---------------
Chevron*                   14,956.88              63.44%                71.49%
Amerac*                     4,399.57              18.66%                21.03%
Double Eagle                  800.00               3.39%                 3.82%
J. Yates*                     603.88               2.56%                 2.89%
Amoco                         120.00               0.51%                 0.57%
Liberty                        40.00               0.17%                 0.19%
Unleased                    2,656.71              11.27%                  N/A

         *Interest subject to a farmout to the Double Eagle Group.]


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                                 SOUTH SAND DRAW

o    Drill: Spring 2001
o    WI: 75%
o    CWC: $578,600
o    Net CWC: $433,950
o    Potential Reserves
o    Well: 3 Bcf
o    Prospect: 10 Bcf
o    Potential Pays:
o    Cody Sand
o    5 Frontier Sands
o    Muddy Sand
o    Dakota-Lakota
o    2 Morrison Sands


   [Map of South Sand Draw Prospect, Fremont County, Wyoming showing Company interests and proposed well location appears here]

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                                 SOUTH FILLMORE

o    Lewis Sand Play
o    Depth 6,500 feet
o    Costs $550,000 / Well
o    Reserves 1Bcf per Well
o    DE 50% Working Interest
o    Payout 12 Months
o    Potential for 10 Wells 10 Bcf (Net 5 Bcf)

        [Map of Fillmore Field with proposed well locations appears here]

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                         DOUBLE EAGLE Petroleum Company
                                  Nasdaq : DBLE

o    Natural Gas in the Rocky Mountains
o    Currently Growing at 100% Annually
o    Projects to Continue This Growth Rate
o    Low Overhead
o    Low Debt
o    Strong Management Ownership